Report of Independent Auditors

To the Shareholders and Board of Trustees of Federated Income Securities Trust

In planning and performing our audit of the financial statements of Federated Income Securities
Trust (consisting of Federated Intermediate Corporate Bond Fund and

Federated Short-Term
Income Fund) (the "Trust"), for the year ended April 30, 2004, we considered its internal control, including control activities for safeguarding securities, in order to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply
with the requirements of Form N-SAR, not to provide assurance on internal control.

The management of the Trust is responsible for establishing and maintaining internal control. In fulfilling this responsibility, estimates and judgments by management are required to assess the
expected benefits and related costs of controls. Generally, controls that are relevant to an audit
pertain to the entity's objective of preparing financial statements for external purposes that are
fairly presented in conformity with accounting principles generally accepted in the United States.
Those controls include the safeguarding of assets against unauthorized acquisition, use, or disposition.

Because of inherent limitations in internal control, error or fraud may occur and not be detected.
Also, projection of any evaluation of internal control to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of internal control would not necessarily disclose all matters in internal control
that might be material weaknesses under standards established by the American Institute of
Certified Public Accountants. A material weakness is a condition in which the design or operation of one or more of the internal control components does not reduce to a relatively low level the risk that misstatements caused by error or fraud in amounts that would be material in relation to
the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions.
 However, we noted no
matters involving internal control and its operation, including controls for safeguarding securities
that we consider to be material weaknesses as defined above as of April 30, 2004.

This report is intended solely for the information and use of management and the Board of
Trustees of Federated Income Securities Trust and the Securities and
 Exchange Commission and
is not intended to be and should not be used by anyone other than these specified parties.


Boston, Massachusetts
June 10, 2004